Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated July 21, 2026, with respect to the consolidated financial statements included in the Annual Report of Birks Group Inc. on Form 20-F for the year ended March 28, 2026. We consent to the incorporation by reference of said report in the Registration Statement of Birks Group Inc. on Form S-8 (Nos. 333-218932 and 333-273259).

/s/ Grant Thornton

A trade name used by Raymond Chabot Grant Thornton LLP

Montreal, Canada

July 21, 2026